UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

Western Asset Worldwide Income Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-08092	13-3740294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Eighth Avenue, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

(888) 777-0102

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2015, Western Asset Worldwide Income Fund Inc. (the “Fund”) issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing the appointment of Jane Trust as director/trustee, Chairman, Chief Executive Officer and President of certain closed-end funds advised by Legg Mason Partners Fund Advisors, LLC (“LMPFA”), effective August 1, 2015, and announcing the resignation of Kenneth D. Fuller as a director/trustee, Chairman, Chief Executive Officer and President of each respective closed-end fund, effective July 31, 2015.

Ms. Trust is a Managing Director of Legg Mason & Co., LLC and has been a part of the Legg Mason family for almost 27 years. She has held senior investment roles within Legg Mason Capital Management (“LMCM”) and Legg Mason Investment Counsel (“LMIC”). Ms. Trust was an Institutional Portfolio Manager for LMCM, managing accounts on behalf of sovereign wealth funds, pension plans, public funds and mutual funds. At LMIC, Ms. Trust was Head of Investments, supervising a team of equity and fixed income portfolio managers and overseeing the firm’s trading desk. In addition, currently Ms. Trust serves as Senior Vice President of LMPFA, the Fund’s investment manager. Ms. Trust earned a B.A. in Engineering Sciences from Dartmouth College and an M.A.S. in Finance from The Johns Hopkins University. In addition, she is a CFA® charterholder. Ms. Trust is also Senior Vice President of LMPFA, each Fund’s investment adviser.

The information disclosed under this Item 5.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press Release of the Fund, dated July 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 22, 2015

Western Asset Worldwide Income Fund Inc.

By:	/s/ George P. Hoyt
George P. Hoyt
Assistant Secretary

Index to Exhibits

Exhibit Number	Description of the Exhibit

99.1	Press Release of the Fund, dated July 22, 2015